UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2015, Dharmesh Mehta, Executive Vice President – Corporate Strategy of Weatherford International plc (the “Company”) announced that he is leaving the Company, effective August 15, 2015.  As Weatherford continues to streamline and adopt a flatter corporate structure throughout the entire organization, the Executive Vice President – Corporate Strategy position will not be filled. In connection with his departure, Mr. Mehta is entitled to certain benefits pursuant to the terms of his employment agreement and equity award agreements.
Through Mr. Mehta’s strategic contributions in multi-functional areas and his many years of service with Weatherford, he has greatly contributed to helping move the Company forward towards a position of increased capital efficiency and administrative discipline. The Company thanks Mr. Mehta and appreciates his steadfast dedication over the years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: August 4, 2015
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer